Exhibit 10.5

CompuMed, Inc.

5777 W. Century Blvd., Suite 1285

Los Angeles, CA 90045

 Tel:  (310) 258-5000             Fax:  (310) 645-5880

                                                                                                                                                Date

Dear                                 :

                                I am pleased to inform you that on                             , CompuMed, Inc. (the “Company”) granted you a non-qualified stock option (the “Option”) under the Company’s 2002 Stock Option Plan (the “Plan”), to purchase                                   (                          ) shares (the “Shares”) of the Company’s Common Stock at the price of  $                ($             )  per Share, subject to adjustment as set forth in Section 6(i) of the Plan.  The exercise price is the fair market value of a share of Common Stock on the date of grant as determined in accordance with the Plan.  A copy of the Plan is attached hereto and incorporated herein by this reference.  Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Plan.  If there is any conflict between the terms of this letter and the Plan, the terms in the Plan shall apply.

                                The purpose of the Plan is to encourage ownership of the Common Stock of the Company by eligible key employees, directors and officers providing service to the Company and its subsidiaries and to provide increased incentive for such employees and other persons to render services to the Company and its subsidiaries in the future and to exert maximum effort for the success of the business of the Company and its subsidiaries.

                                Subject to compliance with the terms and conditions of this letter and the Plan, you will become entitled to exercise the Option with respect to the number of Shares indicated and as of the dates indicated, below:

Date Option Becomes Exercisable	Number of Shares

The Option may be exercised in whole or in part at any time after the date it becomes exercisable, but the Option may not be exercised after ten years (10) from the date of grant, and may terminate earlier as set forth herein or in the Plan.

                                Subject to the provisions of the Plan and this letter, the Option may be exercised by written notice to the Company from the person or persons entitled to exercise the Option, stating the number of shares with respect to which it is being exercised and accompanied by payment of the purchase price.  The purchase price shall be paid by certified check payable to the order of the Company.  A form of the notice of exercise is attached hereto.  Please note that, although you must return a signed copy of this letter in order to validate your Option, that act does not constitute the exercise of the Option nor does it in any way obligate you to exercise the Option.

                                You may not assign or otherwise transfer the Option except pursuant to a will or by the laws of descent and distribution.

                Notwithstanding any provision of this Plan or this Agreement, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to Options held by Optionees in the event of a sale or transfer of all or substantially all of the Company’s assets, or merger or consolidation (other than a merger or consolidation in which the Company is the surviving corporation and no shares are converted into or exchanged for securities, cash or any other thing of value).  Such action may include (but is not limited to) the following:

                                                                (A)          Accelerating the exercisability of any Option to permit its exercise in full during such period as the Committee in its sole discretion shall prescribe following the public announcement or a sale or transfer of assets or merger or consolidation.

                                                                (B)           Permitting an Optionee, at any time during such period as the Committee in its sole discretion shall prescribe following the consummation of such a merger, consolidation or sale or transfer of assets, to surrender any Option (or any portion thereof) to the Company for cancellation.

                                                                (C)           Requiring any Optionee, at any time following the consummation of such a merger, consolidation or sale or transfer of assets, if required by the terms of the agreements relating thereto, to surrender any Option (or any portion thereof) to the Company in return for a substitute Option which is issued by the corporation surviving such merger or consolidation or the Committee, in it sole discretion, determines to have a value to the Optionee substantially equivalent to the value to the Optionee of the Option (or portion thereof) so surrendered.

                Subject to any such action which the Committee may take, in the event of any merger, consolidation or sale or transfer of assets referred to above, upon any exercise thereafter of an Option, and Optionee shall, at no additional cost other than payment of the exercise price of the Option, be entitled to receive in lieu of Shares, (1) the number and class of Shares or other security, or (2) the amount of cash, or (3) property, or (4) a combination of the foregoing, to which the Optionee would have been entitled pursuant to the terms of such merger, consolidation or sale or transfer of assets, if immediately prior thereto the Optionee had been the holder of record of the number of Shares for which such Option shall be so exercised.

                The Option may not be exercised unless, at the time of such exercise, you are, and have been continuously since the date of grant, a director of the Company, except that to the extent the Option is vested at the time of termination:  (i) the Option may be exercised within the period of three (3) months after the date you cease to be a director of the Company; (ii) in the event of your death while a director of the Company, the Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death; and (iii) in the event of your disability (as defined in the Plan) while a director of the Company, the Option may be exercised within the period of one year after the date you cease to be such a director because of such disability.  The unvested portion of the Option shall terminate immediately upon termination of your directorship for any reason.

                                You should consult with your personal tax advisor with respect to your personal tax consequences arising from the exercise of the Option and the sale of the Shares.

                                This letter constitutes a Stock Option Agreement between you and the Company.  In the event of any discrepancy between the terms of this Stock Option Agreement and the Plan, the terms of the Plan shall govern.

                                Please indicate your agreement to the terms and conditions set forth in this letter and the Plan by signing the accompanying copy of this letter and returning it to the Company, Attention:  Corporate Secretary, by not later than                        .  No part of this Option is exercisable until a signed copy of this letter has been received by the Company.

                                Please contact me if you have any questions regarding your Option or the Plan or if you desire further information prior to exercise.

Very truly yours,

COMPUMED, INC.

By:
President and CEO

                                The undersigned hereby acknowledges receipt of the foregoing letter and a copy of the Plan, and agrees to be bound by all of the terms and conditions set forth therein.

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